Exhibit T3A-2

CANADA PROVINCE OF BRITISH COLUMBIA

NUMBER

374228

CERTIFIED TO BE A TRUE COPY

DAVID JENNINGS, NOTARY PUBLIC

IN AND FOR THE PROVINCE OF BRITISH COLUMBIA

MY COMMISSION IS UNLIMITED AS TO TIME

Province of British Columbia

Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES

COMPANY ACT

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY THAT

HOLWEST INDUSTRIES LTD.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN, UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH COLUMBIA

THIS 12TH DAY OF OCTOBER, 1989

DAVID W. BOYD

REGISTRAR OF COMPANIES

NUMBER: 374228

CERTIFIED TO BE A TRUE COPY

DAVID JENNINGS, NOTARY PUBLIC

IN AND FOR THE PROVINCE OF BRITISH COLUMBIA

MY COMMISSION IS UNLIMITED AS TO TIME

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

CANADA

PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

HOLWEST INDUSTRIES LTD.

has this day changed its name to

ANGIOGENESIS TECHNOLOGIES, INC.

Issued under my hand at Victoria, British Columbia on January 06, 1993

JOHN S. POWELL

A/Registrar of Companies

NUMBER: 374228

CERTIFIED TO BE A TRUE COPY

DAVID JENNINGS, NOTARY PUBLIC IN AND FOR THE PROVINCE OF BRITISH COLUMBIA

MY COMMISSION IS UNLIMITED AS TO TIME

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

CANADA

PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

ANGIOGENESIS TECHNOLOGIES, INC.

has this day changed its name to

ANGIOTECH PHARMACEUTICALS, INC.

Issued under my hand at Victoria, British Columbia on September 06, 1996

JOHN S. POWELL

Registrar of Companies